ePlus inc.
Restricted Stock Award Agreement

Name of Participant:
Grant Number:
Total Number of Shares Underlying Restricted Stock Award:
Grant Date:

1.
Restricted Stock Award – Terms and Conditions.  This Agreement confirms the grant under and subject to the provisions of the ePlus inc. [2008 Employee / Director] Long-Term Incentive Plan (the “Plan”) and the terms and conditions set forth herein (“Termsand Conditions”) to the above-named participant of the number of a Restricted Stock award of such number of shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company as set forth above. This Agreement merely evidences such grant, and does not constitute property of any nature or type or confer any additional rights. This grant is subject in all respects to the applicable terms of the Plan. A copy of the Plan (or related Prospectus delivered to you with this Agreement) may be obtained at no cost by contacting the [HR Department] at_________________.

2.	Restriction Period. For purposes of this Agreement, the Restriction Period is the period beginning on the grant date and ending on [INSERT VESTING DATE(S)] (the “Restriction Period”).

3.
Restrictions and Forfeiture. The Restricted Stock is granted to the participant subject to the prohibitions on transfer set forth in Section 6 below, which shall lapse, if at all, upon the expiration of the Restriction Period as described in Section 7 below.

4.
Rights During Restriction Period. During the Restriction Period, the participant may exercise full voting rights with respect to all Restricted Stock subject to the award and shall be entitled to receive cash dividends and other distributions paid with respect to the Restricted Stock. If any such dividend or distribution is paid in securities of the Company (including additional shares of Common Stock), such securities shall be subject to the same restrictions on transferability, risks of forfeiture, and other restrictions and conditions as the Restricted Stock in respect of which such dividend or distribution was made. If the number of outstanding shares of Common Stock is changed as a result of a stock dividend, stock split or the like, without additional consideration to the Company, the Restricted Stock subject to this award shall be adjusted to correspond to the change in the outstanding shares of the Company’s Common Stock. For the avoidance of doubt, upon the expiration of the Restriction Period, the participant  may exercise voting rights and shall be entitled to receive dividends and other distributions with respect to the number of shares to which the participant is entitled pursuant hereto.

5.
Release of Award. Provided the award has not previously been forfeited, as soon as reasonably practicable following the expiration of the Restriction Period and the satisfaction of the applicable tax withholding obligations, the Company shall at its option, cause the Restricted Stock to which the participant is entitled pursuant hereto (i) to be released without restriction on transfer by delivery to the custody of the participant of a stock certificate in the name of the participant or his or her designee, or (ii) to be credited without restriction on transfer to a book-entry account for the benefit of the participant or his or her designee maintained by the Company’s stock transfer agent or its designee.

6.
Prohibition Against Transfer.  Until the expiration of the Restriction Period, the award and the Restricted Stock subject to the award and the rights granted under the Terms and Conditions and this Agreement are not transferable except to family members or trusts by will or by the laws of descent and distribution, provided that the award and the Restricted Stock may not be so transferred to family members or trusts except as permitted by applicable law or regulations. Without limiting the generality of the foregoing, except as aforesaid, until the expiration of the Restriction Period, the award and shares of Restricted Stock may not be sold, exchanged, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment, charge, alienation or similar process. Any attempt to effect any of the foregoing shall be null and void and without effect.

7.
Forfeiture; Termination of Employment.  Shares of Restricted Stock that are included in this award shall be forfeited by the participant upon the participant’s termination of employment prior to vesting for any reason other than death or Disability, as defined in the Plan. All shares of Restricted Stock will immediately vest upon a Change in Control, as defined in the Plan.

8.
Withholding.  Where required pursuant to the terms of the Plan, the Company will satisfy any federal income tax withholding obligations that arise in connection with the vesting of the Restricted Stock (or in connection with an election by the participant under section 83(b) of the Internal Revenue Code, 1986, as amended (the “Code”), with respect to the Restricted Stock, if applicable) by withholding shares of Common Stock that would otherwise be available for delivery upon the vesting of this award having a Fair Market Value, as defined in the Plan, on the date the shares of Restricted Stock first become taxable equal to the minimum statutory withholding obligation or such other withholding obligation as required by applicable law with respect to such taxable shares. In other cases, as a condition to the delivery of Shares or the lapse of restrictions related to this Restricted Stock Award, or in connection with any other event that gives rise to a tax withholding obligation, the Company (i) may deduct or withhold from any payment or distribution to the Participant (whether or not pursuant to the Plan), (ii) will be entitled to require that the Participant remit cash to the Company (through payroll deduction or otherwise) or (iii) may enter into any other suitable arrangements to withhold, in each case, in an amount sufficient to satisfy such withholding obligation.

9.
Miscellaneous.  These Terms and Conditions and other portions of this Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Company; (b) shall be governed by the laws of the State of Delaware and any applicable laws of the United States; and (c) except as permitted under Sections 4(d) and 7 of the Plan, may not be amended without the written consent of both the Company and the participant. The Agreement shall not in any way interfere with or limit the right of the Company to terminate the participant’s employment or service with the Company at any time, and no contract or right of employment shall be implied by the Terms and Conditions and this Agreement of which they form a part. For the purposes of the Terms and Conditions and this Agreement, employment by the Company, any Subsidiary or a successor to the Company shall be considered employment by the Company. If the award is assumed or a new award is substituted therefor in any corporate reorganization (including, but not limited to, any transaction of the type referred to in Section 424(a) of the Code), employment by such assuming or substituting corporation or by a parent corporation or subsidiary thereof shall be considered for all purposes of the award to be employment by the Company.

10.
Incorporation of Plan Provisions.  The Terms and Conditions and this Agreement are made pursuant to the Plan, the provisions of which are hereby incorporated by reference (including without limitation, Section 6(g)(xii) of the Plan, such that the participant may be subject to the forfeiture of the unvested portion of this Restricted Stock award and must return any vested shares already delivered pursuant to this Agreement in certain circumstances described in that Section) Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan.  In the event of a conflict between the terms of the Terms and Conditions and this Agreement, and the Plan, the terms of Plan shall govern.

ePlus inc.                                                                                      Participant

By: _________________________________                    ____________________________________
       Name                                                                                       Name

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       Title